UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2022

STRATA Skin Sciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-51481
(Commission File Number)

Delaware	13-3986004
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044
(Address of principal executive offices, including zip code)

(215) 619-3200
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SSKN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 22, 2022, the Company held its annual meeting of stockholders (the “Annual Meeting”).  The matters voted upon were:

(1) the election of seven director nominees to the Company’s board of directors to serve until the next annual meeting of the Company’s stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal;

(2) to ratify the selection by the Audit Committee of the Board of Directors of Marcum , LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

(3) to approve such other business as may properly come before the meeting or any adjournment thereof.

The results of the voting were as follows:

(1)	Each of the director nominees to the Company’s board of directors was elected:

Director	Votes For	Votes Withheld	Broker Non-Votes
Dr. Uri Geiger	20,283,531	46,587	7,546,877
William Humphries	20,004,201	325,917	7,546,877
Robert Moccia	20,283,764	46,354	7,546,877
Samuel Rubinstein	20,017,249	312,869	7,546,877
Nachum Shamir	19,481,333	848,785	7,546,877
Douglas Strang	19,891,668	438,450	7,546,877
Patricia Walker	20,287,587	42,531	7,546,877

(2) Ratification of the selection by the Audit Committee of the Board of Directors of Marcum , LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, was approved:

Votes For	Votes Against	Abstain	Broker Non-Vote
27,864,096	11,453	1,446	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

Date: June 22, 2022	By:	/s/ Christopher Lesovitz
Christopher Lesovitz
Chief Financial Officer